Exhibit 10.3

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of September 13, 2002, by and among IDEX Corporation, a Delaware corporation (the “Company”), and KKR Associates, L.P. a New York limited partnership (“KKR Associates”).

     WHEREAS, the parties to this Amendment are parties to that certain Registration Rights Agreement, dated as of January 22, 1988, (the “Agreement”), by and among the Company, KKR Associates, and IDEX Associates, L.P.

     WHEREAS, KKR Associates is the only holder of outstanding Registrable Securities under the Agreement.

     WHEREAS, the parties hereto desire to make certain amendments to the Agreement in accordance with Section 9(b) thereof.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

     Section 1. Amendments.Please do not type any text in this area.

(a) The following subparagraph (h) is hereby added to Section 4 of the Agreement:

     "(h) Restrictions on Resales.

     (i)  If in connection with the receipt of a Sale Notice, the Company determines in its good faith judgement after consultation with its securities counsel that the filing of an amendment or supplement to any shelf registration statement filed on Form S-3 pursuant to Rule 415 under the Securities Act (or any successor provision), providing for an offering to be made on a continuous basis of the Registrable Securities (a “Shelf Registration”) is necessary in order to effect resales pursuant to such Shelf Registration and such filing would require disclosure of material information which the Company has a bona fide business purpose for preserving as confidential and the Company provides the Holders a certificate signed by its chief executive officer or any other authorized officer (a “Suspension Notice”), any Holder and/or Holders, as applicable, may not effect any resales, until the earlier of (A) the date upon which such material information is disclosed to the public or ceases to be material, or (B) 45 days after the receipt of the Suspension Notice by the Holder and/or Holders; provided, however, that the Company may not utilize the rights set forth in this Section 4(h) to prevent Holder and/or Holders from effecting resales pursuant to a Shelf Registration for more than 120 days in any 12-month period. If the Company either discloses the material information to the public or determines in good faith after consultation with its securities counsel such material information no longer is material, the Company shall within 48 hours of such disclosure or determination send the Holder and/or Holders notice that they are no longer restricted from effecting resales pursuant to this Section 4(h). In the event the Company shall give a Suspension Notice, the period mentioned in clause (ii) of Section 5 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holder and/or Holders are no longer restricted pursuant to this Section 4(h) from effecting resales on such Shelf Registration.

     (ii)  At least 48 hours prior to effecting any sale of Registrable Securities pursuant to a Shelf Registration pursuant to this Section 4, the Holder and/or Holders proposing to effect such a sale must notify the Company of such proposed sale (a “Sale Notice”).”

     Section 2. Effective Time. Please do not type any text in this area.. This Amendment shall become effective upon its execution by the parties hereto (the “Effective Time”). From and after the Effective Time, all references to the Agreement shall be deemed to be references to the Agreement as amended hereby.

     Section 3. Ratification. Please do not type any text in this area.. Except as expressly modified by Section 1 of this Amendment, each term and provision of the Agreement is hereby ratified and confirmed and shall continue in full force and effect.

     Section 4. Governing Law. Please do not type any text in this area.. This Amendment shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than New York.

     Section 5. Counterparts. Please do not type any text in this area.. This Amendment may be executed in any number of counterparts (including by means of telecopied signature pages), which shall together constitute one and the same instrument.

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     IN WITNESS WHEREOF, each of the parties hereto have executed this First Amendment to Registration Rights Agreement as of the date first written above.

IDEX CORPORATION

By: /s/ Frank J. Notaro

Its: Vice President - General Counsel

KKR ASSOCIATES, L.P.

By: /s/ Paul E. Raether

Its: General Partner